UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2024

MEREO BIOPHARMA GROUP PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-38452	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4th Floor, One Cavendish Place,

London, W1G 0QF

United Kingdom

(Address of principal executive offices, including zip code)

+44-333-023-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares, each representing five Ordinary Shares, par value £0.003 per share	MREO	The Nasdaq Stock Market LLC
Ordinary Shares, nominal value £0.003 per share*	*	The Nasdaq Stock Market LLC

*Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2024, Mereo BioPharma Group plc (the "Company") entered into an Amendment and Restatement Agreement related to an Exclusive License and Option Agreement (the “Amended AstraZeneca License Agreement”) and a Deed of Amendment and Restatement related to an Amended and Restated Subscription Deed (the “Amended AstraZeneca Subscription Deed” together "the Amended AstraZeneca Agreements") with AstraZeneca AB ("AstraZeneca") that amend the terms of the original agreements signed between the parties on October 28, 2017. These agreements granted the Company an exclusive worldwide, sub-licensable license under AstraZeneca’s intellectual property rights relating to certain product candidates containing a neutrophil elastase (NE) inhibitor, including the product candidate alvelestat, with an option to acquire such intellectual property rights following commencement of a pivotal trial and payment of related milestone payments, together with the acquisition of certain related assets.

The Amended AstraZeneca License Agreement modified the amount of certain existing development milestones and added new development milestones, with the Company agreeing to make potential future payments both in cash and through the issuance of a variable number of additional American Depositary Shares ("ADSs") to AstraZeneca worth up to $114.3 million in the aggregate for products covered by the Amended AstraZeneca License Agreement.

The Amended AstraZeneca Agreements also clarify that the Subscription Price is the price per ordinary share, calculated by dividing the volume weighted average price per ADS during the thirty (30) trading day period immediately preceding the applicable milestone trigger event day by the number of ordinary shares represented by each ADS on the last trading day of such period, rounded to the nearest $0.001.

Upon execution of the Amended AstraZeneca Agreements, the Company committed to issue 2,044,392 ordinary shares and pay $0.5 million to AstraZeneca in connection with an agreed milestone.

The foregoing description of the Amended AstraZeneca Agreements does not purport to be complete and is qualified entirely by reference to the complete text of such documents, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Item 2.02 Results of Operations and Financial Condition.

On November 12, 2024, the Company announced its financial results for the third quarter ended September 30, 2024 and provided a corporate update. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 2.02 of this Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated November 12, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEREO BIOPHARMA GROUP PLC

Date: November 12, 2024	By:	/s/ Christine Fox
		Name:	Christine Fox
		Title:	Chief Financial Officer